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                                                                     EXHIBIT 5.1

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]

                                     , 2001

Midway Airlines Corporation
2801 Slater Road
Suite 200
Morrisville, North Carolina 27560

Ladies and Gentlemen:

   We refer to the registration statement on Form S-4 (File No. 333-     ) (the
"Registration Statement") filed by Midway Airlines Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering $197,572,000 aggregate principal amount of Pass Through Certificates, Series 2000-1 (the "Exchange Certificates") to be offered in exchange for all outstanding Pass Through Certificates, Series 2000-1 that were issued on September 27, 2000 (the "Old Certificates").

   When issued, each of the Exchange Certificates will represent a fractional undivided interest in one of three Midway Airlines 2000-1 Pass Through Trusts (collectively, the "Trusts" and individually a "Trust"), formed pursuant to three separate pass through trust agreements each dated as of September 27, 2000 (collectively, the "Pass Through Trust Agreements") between the Company and Allfirst Bank, a Maryland state-chartered commercial bank, as pass through trustee (the "Trustee") under each Trust. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Registration Statement.

   As counsel to the Company, we have reviewed originals or copies of the following: the Registration Statement, including the prospectus which forms a part of the Registration Statement (the "Prospectus"), the Registration Rights Agreement dated as of September 27, 2000, among the Company, the Trustee, Morgan Stanley & Co. Incorporated and Seabury Securities LLC (the "Registration Rights Agreement"), the Pass Through Trust Agreements, the forms of Old Certificate and Exchange Certificate, each filed as an exhibit to the respective Pass Through Trust Agreements, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

   In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine, (iii) that all copies submitted to us conform to the originals, (iv) that each Pass Through Trust Agreement has been duly authorized, executed and delivered by the applicable Trustee, and is the legal, valid, binding and enforceable agreement of the applicable Trustee and (v) that the Old Certificates were duly and validly executed, authenticated and delivered by the Trustees pursuant to the terms of the Pass Through Trust Agreements.

   We are members of the bar of the State of New York and the opinion set forth below is limited to the laws of the State of New York (excluding securities laws) and rules, regulations and orders thereunder which are currently in effect. We have not considered and therefore express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

   Based on the foregoing and subject to the various assumptions and qualifications set forth herein, it is our opinion that, when (i) the applicable provisions of the Securities Act and such "Blue Sky" or other state securities laws as may be applicable shall have been complied with and (ii) the Exchange Certificates, in the forms filed as exhibits to the respective Pass Through Trust Agreements, have been duly executed and
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authenticated in accordance with the Pass Through Trust Agreements, and duly issued and delivered by the Trusts in exchange for an equal principal amount of Old Certificates pursuant to the terms of the Exchange Offer, the Exchange Certificates will be legal, valid, binding and enforceable obligations of the applicable Trust, subject to (a) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors' rights and to general principles of equity, including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing, and considerations of impracticability or impossibility of performance and defenses based upon unconscionability (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and (b) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          Fulbright & Jaworski L.L.P.